Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, COO & CFO	Tram Bui / Brian Johnston
(214) 474-3102	(646) 536-7035 / 7028
wberger@nuvectramed.com	investors@nuvectramed.com

Nuvectra™ Reports First Quarter 2018 Financial Results

Plano, Texas, May 2, 2018 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today financial results for the first quarter ended March 31, 2018.

Highlights

●	Reported consolidated revenues of $10.6 million for the first quarter 2018, including total Algovita® sales of $9.1 million.

●	Expanded U.S. commercial team.

●	Completed follow-on public offering of common stock for gross proceeds of approximately $26.0 million in February 2018.

●	Completed second amendment to the Company’s existing loan and security agreement and drew down second tranche for $12.5 million in February 2018.

Scott Drees, CEO, said, “We have increased our U.S. Algovita commercial team to 50 active territories and plan to continue to grow our headcount through 2018 to further expand our market presence. We expect that these recruiting efforts, together with the advancement of clinical studies and MRI submissions, should help drive further penetration in the SCS market. With respect to our Virtis™ sacral neuromodulation (SNM) system for the treatment of overactive bladder, we have filed our resubmissions with both FDA and TUV Süd. Subject to regulatory approvals we look forward to entering the large, fast-growing, and underserved European and U.S. SNM markets in 2018.”

First Quarter Financial Results

Total revenue in the first quarter of 2018 was $10.6 million, a 112% increase from $5.0 million in the first quarter of 2017. Total Algovita sales were $9.1 million, a 168% increase from $3.4 million in the first quarter of 2017. Gross profit in the first quarter of 2018 was $5.8 million, or 55% gross margin, an increase from $2.6 million, or 52% gross margin, in the first quarter of 2017.

Operating expenses in the first quarter of 2018 were $15.4 million, a 1.3% increase from $15.2 million in the first quarter of 2017. The increase reflects investments in the Company’s sales and marketing team, along with higher headcount offset by a reduction in R&D expense.

Net loss for the first quarter of 2018 was $(10.5) million or $(0.84) per share, compared with a net loss of $(13.1) million, or $(1.27) per share, for the first quarter of 2017.

Total cash and cash equivalents were $53.9 million as of March 31, 2018, which includes total net proceeds of approximately $23.8 million from the Company’s follow-on common stock offering and cash proceeds from the draw down of $12.5 million from the Company’s credit facility both completed in February 2018.

Conference Call Information

Nuvectra will hold a conference call on Wednesday, May 2, 2018 at 4:30pm ET to discuss the results. The dial in numbers are (844) 882-7830 for domestic callers and (574) 990-9704 for international callers. The conference ID is 2896392. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on May 2, 2018 through May 9, 2018. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 2896392. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty of obtaining regulatory approvals in the United States and Europe for our Virtis SNS system, (iv) our ability to successfully launch and commercialize the Virtis SNS system if it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; and (xiv) our ability to satisfy the conditions and covenants, including trailing six month revenue milestones, of our Credit Facility.  Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended
	March 31, 2018	March 31, 2017
Sales:
Product	$10,118	$4,588
Service	456	452
Total sales	10,574	5,040
Cost of sales:
Product	4,454	2,101
Service	354	310
Total cost of sales	4,808	2,411
Gross profit	5,766	2,629
Operating expenses:
Selling, general and administrative expenses	12,133	10,805
Research, development and engineering costs, net	3,280	4,373
Total operating expenses	15,413	15,178
Operating loss	(9,647)	(12,549)
Interest expense, net	850	370
Other expense, net	23	203
Loss before provision for income taxes	(10,520)	(13,122)
Provision for income taxes	13	—
Net loss	$(10,533)	$(13,122)
Basic and diluted net loss per share	$(0.84)	$(1.27)
Basic and diluted weighted average shares outstanding	12,509	10,335

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$53,851	$28,165
Trade accounts receivable, net of allowance for doubtful accounts of $417 in 2018 and 2017	9,080	10,875
Inventories	4,478	4,978
Prepaid expenses and other current assets	917	1,011
Total current assets	68,326	45,029
Property, plant and equipment, net	6,036	6,219
Intangible assets, net	1,353	1,428
Goodwill	38,182	38,182
Other long-term assets	109	245
Total assets	$114,006	$91,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,178	$2,043
Accrued liabilities	6,438	8,827
Accrued compensation	2,798	4,392
Short-term debt	-	789
Total current liabilities	12,414	16,051
Other long-term liabilities	660	993
Long-term debt, net	38,409	25,886
Total liabilities	51,483	42,930

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 14,147,446 and 10,849,385 shares issued and outstanding in 2018 and 2017, respectively	14	11
Additional paid-in capital	150,878	125,999
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(88,369)	(77,836)
Total stockholders’ equity	62,523	48,173

Total liabilities and stockholders’ equity	$114,006	$91,103